Exhibit 99.1

EBIX REPORTS RECORD REVENUES OF $994.9 MILLION, GAAP DILUTED EPS OF $2.22

JOHNS CREEK, GA – March 9, 2022 – Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of on-demand software and e-commerce services to the insurance, financial services, travel, healthcare and e-learning industries, today reported fiscal 2021 fourth quarter (“Q4 2021”) and full year results for the periods ended December 31, 2021. Ebix will host a conference call to review its results today at 11:00 a.m. EST (details below).

Ebix Chairman, President and CEO Robin Raina said, “The results of 2021 were impacted adversely by COVID-19 for 12 months, while the results of 2020 were impacted adversely by the pandemic for a period of 10 months. Despite that, the Company is reporting operating income of $119 million with revenues approaching a billion dollars in the year 2021. Q4 2021 revenues grew 39% sequentially as compared to Q3 2021 and 20% year over year as compared to Q4 2020. Q4 2021 operating income grew 15% sequentially as compared to Q3 2021 and 17% year over year as compared to Q4 2020. Q4 2021 operating cash grew 63% sequentially to $29.6 million as compared to Q3 2021 and 4% year over year as compared to Q4 2020. These results speak to the fundamental strengths of our business in terms of our worldwide recurring revenue base, product diversity and customer stickiness.”

Ebix delivered the following results for its fiscal fourth quarter and fiscal year 2021:

Revenue: Fiscal year 2021 revenue increased 59% to $994.9 million as compared to fiscal year 2020. The increase is primarily due to growth in the EbixCash payment solutions business, as well as year-over-year growth in the Company’s core life and annuity exchange platforms, BPO and IT outsourced services originating in India, foreign exchange business, and growth in revenues in four of the Company’s seven major geographies outside of India. The Company continued to experience negative impact from the COVID-19 global pandemic, with particular impact on our travel, remittance, e-learning, financial technologies and global consulting revenues.

Q4 2021 revenue increased 20% year-over-year to $266.8 million versus Q4 2020 and 39% sequentially as compared to Q3 2021. The year-over-year growth is primarily due to continued strength in the EbixCash payment solutions business; however, in Q4 2021 there was year-over-year growth in some key businesses that have been most negatively impacted by the COVID-19 pandemic, including foreign exchange, travel, and e-learning businesses. Additionally, the EbixCash BPO and IT outsourcing services areas both experienced year-over-year growth in Q4 2021.

On a constant currency basis, Ebix 2021 revenues increased 58% to $991.4 million vs. $625.6 million in 2020. Exchanges, including the EbixCash and Insurance Exchanges worldwide, continued to be Ebix’s largest channel, accounting for 93% of our fiscal year 2021 revenues.

(dollar amounts in thousands)
Channel	Q4 2021	Q4 2020	Change	2021	2020	Change
EbixCash Exchanges	$199,899	$158,695	+26%	$749,775	$386,564	+94%
Insurance Exchanges	46,842	48,770	-4%	174,193	178,111	-2%
RCS – Insurance	20,086	14,650	+37%	70,971	60,934	+16%

Total Revenue	$266,827	$222,115	+20%	$994,938	$625,609	+59%

Total Revenue on Constant Currency Basis	$270,069	$222,115	+22%	$991,408	$625,609	+58%

Operating Income and Operating Cash: Q4 2021 GAAP operating income increased 17% to $32.4 million as compared to $27.7 million in Q4 2020. Q4 2021 GAAP operating income increased 15% sequentially as compared to Q3 2021 operating income of $28.1 million.

GAAP operating income for 2021 declined 5% to $119.0 million as compared to $125.8 million in 2020. The decline is primarily due to the adverse effect of COVID-19 for 12 months in 2021 versus 10 months in 2020, increased one-time legal costs of $5 million as compared to $ 1.5 million in 2020, increased personnel expenses (including insurance), and other miscellaneous expenses, offset, in part, by a decrease in bad debt expense and rent expense year-over-year, as well as a non-cash impairment charge taken in Q4 2020. Non-GAAP operating income for 2021 was $139.7 million.

Q4 2021 operating cash flows grew 63% sequentially to $29.6 million as compared to Q3 2021 and 4% year over year as compared to Q4 2020. In 2021, the Company generated cash flows from operations of $69.5 million as compared to $100.4 million in 2020.

Earnings per Share: For the full fiscal year 2021, GAAP diluted earnings per share declined 26% to $2.22 from $3.02 in 2020. Excluding the one-time non-recurring items, non-GAAP diluted earnings per share for 2021 was $2.91.

Q4 2021 GAAP diluted earnings per share declined 21% to $0.50 from $0.64 in Q4 2020. Excluding the one-time non-recurring items, non-GAAP diluted earnings per share in Q4 2021 was $0.66.

Net Income: Full year 2021 GAAP net income decreased 26% to $68.2 million as compared to $92.4 million in 2020. Fiscal year 2021 Non-GAAP net income was $89.3 million after excluding certain non-recurring items.

Q4 2021 GAAP net income decreased 21% to $15.4 million as compared to $19.5 million in Q4 2020. Q4 2021 Non-GAAP net income was $20.5 million after excluding certain non-recurring items.

Q1 2022 Diluted Share Counts: Ebix expects its diluted share count to be approximately 30.7 million in Q1 2022.

Dividend: Ebix paid its regularly quarterly dividend of $0.075 per share in Q4 2021 for a total cost of $2.3 million.

Subsequent Event: Pursuant to the approval of its Board of Directors, the Company’s Indian subsidiary, EbixCash Limited intends to file the Draft Red Herring Prospectus (DRHP) with the Securities and Exchange Board of India soon, in order to offer its equity shares in an initial public offering. Under the Indian regulatory guidelines, the details of the offering and the use of proceeds will be disclosed, once the DRHP is filed.

Steve Hamil, EVP and Global CFO added, “The Company continues to produce substantial operating cash flows in the face of COVID-19 headwinds, generating $69.5 million in 2021. Despite the cumulative spending of approximately $124 million on repayments of debt, cash interest payments, capital expenditures and capitalized software development costs, dividend payments, cash taxes and reduction of outstandings in India working capital facilities, our total cash and cash equivalents, restricted cash and short-term investments was $125.2 million at December 31, 2021, as compared to $138.6 million at December 31, 2020. As of December 31, 2021, our total debt was $52.5 million lower than total debt as of December 31, 2020. Additionally, our working capital was a $161.4 million as of December 31, 2021 as compared to $170.5 million as of December 31, 2020.

Reconciliation of GAAP operating income, net income and diluted earnings per share to non-GAAP operating income, net income and diluted earnings per share. Non-GAAP information is provided to enhance the understanding of the Company’s financial performance and is reconciled to the Company’s GAAP information in the accompanying tables.

Full Year 2021

	Net Income	Diluted EPS
2021 GAAP Net Income	$68,188	$2.22
2021 GAAP Operating Income	$119,010

Non-GAAP Adjustments:
Amortization of Intangibles (1)	$10,356	$0.34
Stock-Based Compensation (1)	$5,360	$0.17
One-time Legal Costs and Professional Fees (2)	$5,001	$0.16
Non-recurring non-operating expense (3)	$2,514	$0.08
Income Tax Effects of Non–GAAP Adjustments (4)	($2,081)	($0.07)

Total Non-GAAP Adjustments (Operating Income)	$20,717
Total Non-GAAP Adjustments (Net Income)	$21,150	$0.69

Full Year 2021 Non-GAAP Net Income	$89,338	$2.91
Full Year 2021 Non-GAAP Operating Income	$139,727

Q4 2021

	Net Income	Diluted EPS
Q4 2021 GAAP Net Income	$15,425	$0.50
Q4 2021 GAAP Operating Income	$32,423

Non-GAAP Adjustments:
Amortization of Intangibles (1)	$2,453	$0.08
Stock-Based Compensation (1)	$1,326	$0.04
One-time Legal Costs and Professional Fees (2)	$1,289	$0.04
Non-recurring non-operating expense (3)	$1,252	$0.04
Income Tax Effects of Non–GAAP Adjustments (5)	($1,291)	($0.04)

Total Non-GAAP Adjustments (Operating Income)	$5,068
Total Non-GAAP Adjustments (Net Income)	$5,029	$0.16

Fourth Quarter 2021 Non-GAAP Net Income	$20,454	$0.66
Fourth Quarter 2021 Non-GAAP Operating Income	$37,491

(1)	Adjustments related to amortization of acquired intangibles and stock-based compensation recognized during the periods for GAAP purposes.
(2)	Non-recurring legal costs and professional fees recorded during the periods for GAAP purposes.
(3)	Non-recurring non-operating expense that is unrelated to any operating activities.
(4)	Non-GAAP adjustment is based on the 2021 effective tax rate, which reflects currently available information and could be subject to change.
(5)	Non-GAAP adjustment is based on the Q4 2021 effective tax rate, which reflects currently available information and could be subject to change.

Conference Call Details:

Call Date/Time:	Wednesday, March 9, 2022 at 11:00 a.m. EST
Call Dial-In:	+1 (877) 837-3909 or 1-973-409-9690; Call ID # 9679262
Live Audio Webcast:	https://www.ebix.com/webcast
Audio Replay URL:	http://www.ebix.com/result_21_q4 after 2:00 p.m.

About Ebix, Inc.

With approximately 200 offices across 6 continents, Ebix, Inc., (NASDAQ: EBIX) endeavors to provide on-demand software and e-commerce services to the insurance, financial services, travel, healthcare and e-learning industries. In the Insurance sector, Ebix’s main focus is to develop and deploy a wide variety of insurance and reinsurance exchanges on an on-demand basis, while also, providing Software-as-a-Service (“SaaS”) enterprise solutions in the area of CRM, front-end & back-end systems, outsourced administration and risk compliance services, around the world.

With a “Phygital” strategy that combines over 650,000 physical distribution outlets in many Southeast Asian Nations (“ASEAN”) countries, to an Omni-channel online digital platform, the Company’s EbixCash Financial exchange portfolio of software and services encompasses domestic and international money remittance, foreign exchange (Forex), travel, pre-paid gift cards, utility payments, lending and wealth management across 75+ countries including India. EbixCash’s Forex operations is a leader in India’s airport Forex business, with operations in approximately 16 international airports, including Delhi, Mumbai, Mumbai, Hyderabad, Chennai and Kolkata, combined conducting over $4.8 billion in gross transaction value per year (pre-COVID-19). EbixCash’s inward remittance business in India processed approximately $5 billion in gross annual remittance volume (pre-COVID-19) and is the clear market leader. EbixCash, through its travel portfolio of Via and Mercury, is also one of Southeast Asia’s leading travel exchanges with over 517,000 agents and approximately 17,900 registered corporate clients, combined having processed an estimated $2.5 billion in gross merchandise value per year (pre-COVID-19). EbixCash’s financial technologies business offers software solutions at the enterprise level for banks, asset and wealth management companies and trust companies within India, Southeast Asia, the Middle East and Africa. The EbixCash’s e-learning solutions are provided to schools across the breadth of India via high quality 2-D and 3-D animation and multimedia learning. EbixCash’s business process outsourcing services provide information technology and call center services to a variety of industries.

Through its various SaaS-based software platforms, Ebix employs thousands of domain-specific technology professionals to provide products, support and consultancy to thousands of customers on six continents. For more information, visit the Company’s website at www.ebix.com

SAFE HARBOR REGARDING FORWARD-LOOKING STATEMENTS

As used herein, the terms “Ebix,” “the Company,” “we,” “our” and “us” refer to Ebix, Inc., a Delaware corporation, and its consolidated subsidiaries as a combined entity, except where it is clear that the terms mean only Ebix, Inc.

The information contained in this Press Release contains forward-looking statements and information within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. This information includes assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market, and management’s plans and objectives. In addition, certain statements included in this and our future filings with the Securities and Exchange

Commission (“SEC”), in press releases, and in oral and written statements made by us or with our approval, which are not statements of historical fact, are forward-looking statements. Words such as “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “seeks,” “plan,” “project,” “continue,” “predict,” “will,” “should,” and other words or expressions of similar meaning are intended by the Company to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are found at various places throughout this report and in the documents incorporated herein by reference. These statements are based on our current expectations about future events or results and information that is currently available to us, involve assumptions, risks, and uncertainties, and speak only as of the date on which such statements are made.

Our actual results may differ materially from those expressed or implied in these forward-looking statements. Factors that may cause such a difference, include, but are not limited to those discussed in our Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as: the ongoing effects of the COVID-19 global pandemic, the risk of an unfavorable outcome of the pending governmental investigations or shareholder class action lawsuits, reputational harm caused by such investigations and lawsuits, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties; pricing and other competitive pressures and the Company’s ability to gain or maintain share of sales as a result of actions by competitors and others; changes in estimates in critical accounting judgments; changes in or failure to comply with laws and regulations, including accounting standards, taxation requirements (including tax rate changes, new tax laws and revised tax interpretations) in domestic or foreign jurisdictions; exchange rate fluctuations and other risks associated with investments and operations in foreign countries (particularly in Australia, UK and India wherein we have significant operations); equity markets, including market disruptions and significant interest rate fluctuations, which may impede our access to, or increase the cost of, external financing; and international conflict, including terrorist acts.

Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors, or to publicly announce the results of, or changes to any of the forward-looking statements contained herein to reflect future events, developments, changed circumstances, or for any other reason.

Readers should carefully review the disclosures and the risk factors described in the documents we file from time to time with the SEC, including future reports on Forms 10-Q and 8-K, and any amendments thereto.

You may obtain our SEC filings at our website, www.ebix.com under the “Investor Information” section, or over the Internet at the SEC’s web site, www.sec.gov.

CONTACT:

Darren Joseph

678 -281-2027 or IR@ebix.com

David Collins, Chris Eddy

Catalyst Global - 212-924-9800 or ebix@catalyst-ir.com

Ebix, Inc. and Subsidiaries

Consolidated Statements of Income

	Year Ended December 31,
	2021	2020	2019

	(In thousands, except per share amounts)
Operating revenue:	$994,938	$625,609	$580,615
Operating expenses:
Costs of services provided	705,390	343,262	205,165
Product development	40,015	35,267	45,302
Sales and marketing	14,434	13,835	19,578
General and administrative, net	100,911	87,537	140,429
Amortization and depreciation	15,178	13,738	14,468
Impairment of intangible asset	—	6,168	—

Total operating expenses	875,928	499,807	424,942

Operating income	119,010	125,802	155,673
Interest income	83	167	629
Interest expense	(41,370)	(31,578)	(42,332)
Non-operating (loss) income	(3,766)	153	337
Non-operating expense - litigation settlement	—	—	(21,140)
Foreign currency exchange loss, net	(434)	(387)	(2,376)

Income before income taxes	73,523	94,157	90,791
Income tax provision	(6,584)	(5,330)	(220)

Net income including noncontrolling interest	$66,939	$88,827	$90,571

Net loss attributable to noncontrolling interest	(1,249)	(3,550)	(6,149)

Net income attributable to Ebix, Inc.	$68,188	$92,377	$96,720

Basic earnings per common share	$2.23	$3.03	$3.17
Diluted earnings per common share	$2.22	$3.02	$3.16
Basic weighted average shares outstanding	30,625	30,510	30,511
Diluted weighted average shares outstanding	30,664	30,571	30,594

See accompanying notes to the consolidated financial statements.

Ebix, Inc. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2021	2020

	(In thousands, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$99,625	$105,035
Receivables from service providers	1,352	4,711
Short-term investments	16,463	25,019
Restricted cash	9,080	8,519
Fiduciary funds - restricted	2,046	4,106
Trade accounts receivable, less allowances of $19,874 and $22,691, respectively	153,609	142,847
Other current assets	84,389	71,661

Total current assets	366,564	361,898

Property and equipment, net	54,359	52,521
Right-of-use assets	10,051	12,372
Goodwill	939,249	949,037
Intangibles, net	46,795	50,880
Indefinite-lived intangibles	16,647	21,647
Capitalized software development costs, net	21,565	19,389
Deferred tax assets, net	84,514	63,402
Other assets	33,505	38,707

Total assets	$1,573,249	$1,569,853

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$86,181	$64,764
Payables to service agents	6,296	5,281
Accrued payroll and related benefits	11,360	11,792
Working capital facilities	5,607	16,643
Fiduciary funds - restricted	2,046	4,106
Short-term debt	1,954	894
Current portion of long-term debt, net of deferred financing costs of $1,635 and $920, respectively	28,577	23,621
Contract liabilities	33,164	32,898
Lease liability	3,173	3,905
Other current liabilities	26,837	27,486

Total current liabilities	205,195	191,390

Revolving line of credit	439,402	439,402
Long-term debt, less current portion, net of deferred financing costs of $261 and $1,062, respectively	184,676	232,140
Contingent liability for earn-out acquisition consideration	2,557	—
Contract liabilities	8,193	8,033
Lease liability	7,139	8,540
Deferred tax liability, net	1,150	1,235
Other liabilities	25,383	29,009

Total liabilities	873,695	909,749

Stockholders’ equity:
Preferred stock, $0.10 par value, 500,000 shares authorized, no shares issued and outstanding at December 31, 2021 and 2020	—	—
Series Y Convertible preferred stock, $0.10 par value, 350,000 shares authorized, no shares issued and outstanding at December 31, 2021 and 2020	—	—
Common stock, $0.10 par value, 220,000,000 shares authorized, 30,683,393 issued and outstanding at December 31, 2021 and 30,515,334 issued and outstanding at December 31, 2020	3,068	3,052
Additional paid-in capital	15,068	11,126
Retained earnings	759,208	700,304
Accumulated other comprehensive loss	(122,022)	(101,503)

Total Ebix, Inc. stockholders’ equity	655,322	612,979
Noncontrolling interest	44,232	47,125

Total stockholders’ equity	699,554	660,104

Total liabilities and stockholders’ equity	$1,573,249	$1,569,853

See accompanying notes to the consolidated financial statements.

Ebix, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

	Year Ended December 31,
	2021	2020	2019

	(In thousands)
Cash flows from operating activities:
Net income attributable to Ebix, Inc.	$68,188	$92,377	$96,720
Net loss attributable to noncontrolling interest	(1,249)	(3,550)	(6,149)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,178	13,738	14,468
(Benefit) provision for doubtful accounts	(2,334)	1,749	12,325
(Benefit) provision for deferred taxes, net of acquisitions and effects of currency translation	(11,104)	5,114	(15,525)
Unrealized foreign exchange losses	—	—	1,104
Amortization of right-of-use assets	4,294	6,100	7,144
Amortization of capitalized software development costs	3,317	3,367	2,696
Share-based compensation	5,360	4,792	3,397
Reduction of acquisition earn-out contingent liability	—	(3,105)	(16,543)
Cash paid for acquisition earn-out	—	(6,453)	—
Intangible asset impairment	—	6,168	—
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(10,866)	3,258	(22,977)
Receivables from service providers	3,359	20,896	10,950
Payables to service agents	1,015	(6,915)	(13,455)
Other assets	(17,305)	(10,487)	(8,351)
Accounts payable and accrued expenses	18,545	(14,569)	(19,624)
Accrued payroll and related benefits	(143)	2,100	(661)
Lease liabilities	(3,951)	(5,700)	(6,878)
Reserve for potential uncertain income tax return positions	(2,071)	—	(95)
Contract liabilities	694	3,680	(8,149)
Other liabilities	(1,456)	(12,204)	30,396

Net cash provided by operating activities	69,471	100,356	60,793

Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	—	(14,276)	(105,466)
Cash paid to Paul Merchants for 10% stake in MTSS combined business and other investment	—	—	(5,348)
Maturities (purchases) of unrestricted marketable securities, net	8,567	(20,964)	27,015
Capitalized software development costs	(5,700)	(4,229)	(7,989)
Capital expenditures	(7,465)	(5,337)	(4,908)

Net cash used in investing activities	(4,598)	(44,806)	(96,696)

Cash flows from financing activities:
Proceeds from revolving line of credit, net	—	1,364	13,500
Principal payments of term loan obligation	(42,594)	(20,711)	(15,063)
Payments of short-term notes, net	—	—	6,450
Working capital facilities	(10,913)	(10,927)	19,079
Repurchase of common stock	—	—	(12,952)
Proceeds (payments) of short-term debt, net	1,075	(271)	(686)
Payments of finance lease obligations, net	(100)	(210)	—
Proceeds from exercise of common stock options	—	636	—
Forfeiture of certain shares to satisfy exercise costs and the recipients income tax obligations related to stock options exercised and restricted stock vested	(1,402)	(2,589)	(230)
Dividend payments	(9,284)	(9,245)	(9,193)

Net cash (used in) provided by financing activities	(63,218)	(41,953)	905

Effect of foreign exchange rates on cash and cash equivalents	(7,104)	(4,753)	(3,314)
Net change in cash and cash equivalents, and restricted cash	(5,449)	8,844	(38,312)
Cash and cash equivalents, and restricted cash at the beginning of the year	120,213	111,369	149,681

Cash and cash equivalents, and restricted cash at the end of the year	$114,764	$120,213	$111,369

Supplemental disclosures of cash flow information:
Interest paid	$30,369	$29,498	$41,143
Income taxes paid	$17,675	$21,321	$24,041

See accompanying notes to the consolidated financial statements.